SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                -----------------



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 16, 2002



                         WYMAN PARK BANCORPORATION, INC.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                   0-23345                 52-2068893
           --------                   -------                 ----------
 (State or Other Jurisdiction       (Commission            (I.R.S. Employer
       of Incorporation)            File Number)          Identification No.)

                11 West Ridgely Road, Lutherville, Maryland 21093
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                    (Address of principal executive offices)


                                 (410) 252-6450
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
          (Former Name or former address, if changed since last report)

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Item 5.  Other Events.
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     At its  Annual  Meeting  of  Stockholders  held on October  16,  2002,  the
Registrant announced that its stockholders approved an Agreement and Plan of Merger pursuant to which the Registrant and Wyman Park Federal Savings & Loan Association, a federally-chartered savings and loan association and wholly-owned subsidiary of the Registrant, will merge with and into Bradford Bank, a federally-chartered savings bank located in Baltimore, Maryland (the "Merger").

     Consummation of the Merger is expected to occur in the fourth quarter of the calendar year 2002 or shortly thereafter, pending the receipt of all required regulatory approvals, as well as satisfaction of other customary closing conditions.

     The press release issued by the Registrant on October 16, 2002 regarding the Merger is attached as an exhibit to this report and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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   (a) - (b)      Not applicable.

         (c)      The following exhibits are filed as part of this report.

                  Exhibit 99.1 Press release dated October 16, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                     WYMAN PARK BANCORPORATION, INC.


Date:  October 16, 2002              By:  /s/ Ernest A. Moretti
                                          -------------------------------------
                                          Ernest A. Moretti
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)